Exhibit 99

News Release

Contact:	Brian W. Wingard
Treasurer
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS THIRD QUARTER EARNINGS FOR 2013

Clearfield, Pennsylvania – October 22, 2013

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the third quarter and first nine months of 2013. Highlights include the following:

•	Excluding the effects of realized gains on the sale of available-for-sale securities and merger costs, pre-tax income of $7.1 million for the three months ended September 30, 2013, compared to pre-tax income of $6.3 million in the third quarter of 2012.

•	Excluding the effects of realized gains on the sale of available-for-sale securities and merger costs, pre-tax income of $17.3 million for the nine months ended September 30, 2013, compared to pre-tax income of $16.9 million for the nine months ended September 30, 2012.

•	Net interest income of $14.6 million for the third quarter of 2013, an increase of 7.2% over the third quarter of 2012.

•	Net interest income of $41.9 million for the nine months ended September 30, 2013, an increase of 5.8% over the nine months ended June 30, 2012.

•	Annualized returns on average assets and equity of 0.88% and 11.42%, respectively, for the nine months ended September 30, 2013.

•	Loans of $1,029.0 million at September 30, 2013, an increase of $118.8 million, or 13.0%, compared to September 30, 2012.

•	Deposits of $1.55 billion at September 30, 2013, an increase of $72.0 million, or 4.9%, compared to September 30, 2012.

•	Total non-performing assets of $14.5 million, or 0.79% of total assets as of September 30, 2013.

CNB Financial Corporation also successfully closed its previously announced acquisition of FC Banc Corp. (“FC”) on October 11, 2013. Under the terms of the merger agreement, FC merged with and into CNB, with CNB being the surviving corporation of the merger. Additionally, Farmers Citizens Bank, the wholly owned subsidiary of FC, merged with and into CNB Bank, with CNB Bank continuing as the surviving entity.

Joseph B. Bower, Jr., President and CEO, commented, “We are pleased to report strong third quarter earnings to our shareholders. Excluding the effects of merger costs and securities transactions, CNB was able to increase earnings while also growing total assets. In addition, we are excited about the ability to expand our banking franchise to central Ohio following the acquisition of FC Banc Corp.”

Net Interest Income and Margin

During the nine months ended September 30, 2013, net interest income increased $2.3 million, or 5.8%, compared to the nine months ended September 30, 2012. Net interest margin on a fully tax equivalent basis was 3.38% for both the three and nine months ended September 30, 2013, compared to 3.53% and 3.49% for the three and nine months ended September 30, 2012.

Although the yield on earnings assets decreased from 4.45% during the nine months ended September 30, 2012 to 4.08% during the nine months ended September 30, 2013, CNB’s average earning assets increased from $1.61 billion to $1.72 billion, or 7.2%. Due to growth in core deposits, interest-bearing deposits have increased $51.5 million, or 3.9%, as compared to September 30, 2012. However, interest expense for the nine months ended September 30, 2013 decreased by $2.5 million, or 22.0%, compared to the nine months ended September 30, 2012, as a result of decreases in the cost of core deposits.

CNB’s strong and growing deposit base and low cost of funds has offset the decline in yield on earning assets as the company has been prudent in managing its deposit rates, resulting in the increase in net interest income.

Asset Quality

During the nine months ended September 30, 2013, CNB recorded a provision for loan losses of $4.9 million, as compared to a provision for loan losses of $4.0 million for the nine months ended September 30, 2012.

A commercial mortgage loan with a carrying value of $3.3 million defaulted in the second quarter. Based on management’s evaluation of the fair value of the associated collateral, no provision for loan losses was required to be recorded for this loan relationship as of June 30, 2013. During the third quarter of 2013, this loan was modified in a troubled debt restructuring, which will result in the Corporation receiving reduced monthly payments that will be applied entirely to the loan’s principal balance. The Corporation also obtained an updated appraisal for the loan collateral in October 2013 and, as a result, recorded a provision for loan losses of $562 thousand for the quarter ended September 30, 2013.

In July 2013, CNB recorded a loan loss recovery of $1.4 million related to an impaired commercial mortgage loan. A partial chargeoff had been recorded for this loan in a prior period. At the recovery date, the carrying amount of the loan was $5.2 million, which was satisfied in full by CNB’s participation in the issuance of a loan at market terms to a new borrower who purchased the property securing the loan.

Non-Interest Income

Excluding the effects of securities transactions, non-interest income was $9.3 million for the nine months ended September 30, 2013, compared to $7.9 million for the nine months ended September 30, 2012. Net realized gains on available-for-sale securities were $0 and $328 thousand during the three and nine months ended September 30, 2013, compared to $103 thousand and $1.4 million during the three and nine months ended September 30, 2012. Net realized and unrealized gains on trading securities were $166 thousand and $497 thousand during the three and nine months ended September 30, 2013, compared to $275 thousand and $455 thousand during the three and nine months ended September 30, 2012.

Wealth and asset management fees increased from $1.3 million during the nine months ended September 30, 2012 to $1.7 million during the nine months ended September 30, 2013 due to increases in assets under management resulting from CNB’s strategic focus to grow its Wealth and Asset Management Division. During the nine months ended September 30, 2013, CNB recorded $1.4 million in income from bank owned life insurance policies, including $576 thousand representing the excess of the face value of certain policies over their cash surrender values resulting from the maturity of the policies.

Non-Interest Expenses

Total non-interest expenses increased $3.8 million, or 13.9%, during the nine months ended September 30, 2013 compared to the nine months ended September 30, 2012. Non-interest expenses for the three and nine months ended September 30, 2013 include merger related expenses of $398 thousand and $1.3 million, respectively.

Salaries and benefits expenses increased $1.6 million, or 11.6%, during the nine months ended September 30, 2013 compared to the nine months ended September 30, 2012, in part due to routine merit increases, an increase in average full-time equivalent employees, and increases in certain employee benefit expenses, such as health insurance premiums, which continue to increase in line with market conditions. Net occupancy expenses increased $438 thousand, or 12.9%, during the nine months ended September 30, 2013 compared to the nine months ended September 30, 2012, as a result of anticipated increases in repair, maintenance, and utility expenses, as well as increases in depreciation expense for recently completed projects and asset purchases.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated post-merger assets of approximately $2.2 billion that conducts business primarily through CNB Bank, CNB’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, a loan production office, and 29 full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank, as well as 8 full-service offices in Ohio conducting business as FCBank, a division of CNB Bank. More information about CNB and CNB Bank may be found on the internet at www.bankcnb.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements include, but are not limited to: changes in general business, industry or economic conditions or competition; changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; adverse changes or conditions in capital and financial markets; changes in interest rates; higher than expected costs or other difficulties related to integration of combined or merged businesses; the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions, including the acquisition of FC Banc Corp.; changes in the quality or composition of CNB’s loan and investment portfolios; adequacy of loan loss reserves; increased competition; loss of certain key officers; continued relationships with major customers; deposit attrition; rapidly changing technology; unanticipated regulatory or judicial proceedings and liabilities and other costs; changes in the cost of funds, demand for loan products or demand for financial services; and other economic, competitive, governmental or technological factors affecting CNB’s operations, markets, products, services and prices. Some of these and other factors are discussed in CNB’s annual and quarterly reports previously filed with the SEC. Such factors could cause actual results to differ materially from those in the forward-looking statements.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation.

	(unaudited) Three Months Ended September 30,			(unaudited) Nine Months Ended September 30,
	(Dollars in thousands, except share and per share data)
	2013	2012	% change	2013	2012	% change
Income Statement
Interest income	$17,465	$17,133	1.9%	$50,927	$51,164	–0.5%
Interest expense	2,817	3,463	–18.7%	9,002	11,543	–22.0%

Net interest income	14,648	13,670	7.2%	41,925	39,621	5.8%
Provision for loan losses	846	1,188	–28.8%	4,891	4,038	21.1%

Net interest income after provision for loan losses	13,802	12,482	10.6%	37,034	35,583	4.1%

Non-interest income
Wealth and asset management fees	615	498	23.5%	1,727	1,311	31.7%
Service charges on deposit accounts	1,102	1,049	5.1%	3,063	3,020	1.4%
Other service charges and fees	607	467	30.0%	1,561	1,367	14.2%
Net realized gains on available-for-sale securities	—	103	n/a	328	1,400	–76.6%
Net realized and unrealized gains on trading securities	166	275	–39.6%	497	455	9.2%
Mortgage banking	107	225	–52.4%	633	686	–7.7%
Bank owned life insurance	365	229	59.4%	1,442	752	91.8%
Other	286	233	22.7%	839	767	9.4%

Total non-interest income	3,248	3,079	5.5%	10,090	9,758	3.4%

Non-interest expenses
Salaries and benefits	5,288	4,831	9.5%	15,817	14,175	11.6%
Net occupancy expense of premises	1,234	1,138	8.4%	3,832	3,394	12.9%
FDIC insurance premiums	332	283	17.3%	930	816	14.0%
Merger costs	398	—	n/a	1,329	—	n/a
Other	3,091	2,956	4.6%	8,910	8,670	2.8%

Total non-interest expenses	10,343	9,208	12.3%	30,818	27,055	13.9%

Income before income taxes	6,707	6,353	5.6%	16,306	18,286	–10.8%
Income tax expense	2,004	1,790	12.0%	4,355	5,040	–13.6%

Net income	$4,703	$4,563	3.1%	$11,951	$13,246	–9.8%

Average diluted shares outstanding	12,463,867	12,411,449		12,454,285	12,391,178

Diluted earnings per share	$0.38	$0.37	2.7%	$0.96	$1.06	–9.4%
Cash dividends per share	$0.165	$0.165	0.0%	$0.495	$0.495	0.0%

Payout ratio	43%	45%		52%	47%

Average Balances

Loans, net of unearned income	$1,020,524	$910,214		$972,745	$884,946
Total earning assets	1,741,547	1,638,483		1,721,899	1,605,806
Total assets	1,831,937	1,735,532		1,814,857	1,700,846
Total deposits	1,554,816	1,468,485		1,537,688	1,434,085
Shareholders’ equity	130,224	143,606		139,575	139,036

Performance Ratios
Return on average assets	1.03%	1.05%		0.88%	1.04%
Return on average equity	14.45%	12.71%		11.42%	12.70%
Net interest margin (FTE)	3.38%	3.53%		3.38%	3.49%

Loan Charge-Offs
Net loan charge-offs (recoveries)	$(875)	$1,228		$1,730	$3,004
Net loan charge-offs / average loans	-0.34%	0.54%		0.24%	0.45%

The following is a non-GAAP disclosure of pre-tax net income excluding the effects of net realized gains on the sale of available for sale securities and one-time merger costs:

	(unaudited) Three Months Ended September 30,			(unaudited) Nine Months Ended September 30,
	(Dollars in thousands, except share and per share data)
	2013	2012	% change	2013	2012	% change

Pre-tax net income, GAAP basis	$6,707	$6,353	5.6%	$16,306	$18,286	–10.8%
Net realized gains on available-for-sale securities	—	(103)	n/a	(328)	(1,400)	–76.6%
Merger costs	398	—	n/a	1,329	—	n/a

Pre-tax net income, non-GAAP	$7,105	$6,250	13.7%	$17,307	$16,886	2.5%

	(unaudited) September 30, 2013	(unaudited) June 30, 2013	December 31, 2012	(unaudited) September 30, 2012	% change versus
					6/30/13	9/30/12
	(Dollars in thousands, except share and per share data)
Ending Balance Sheet
Loans, net of unearned income	$1,028,971	$982,947	$927,824	$910,217	4.7%	13.0%
Loans held for sale	399	53	2,398	3,847	652.8%	–89.6%
Investment securities	704,889	729,027	741,770	722,904	–3.3%	–2.5%
FHLB and other equity interests	7,580	7,565	6,684	6,755	0.2%	12.2%
Other earning assets	4,375	4,298	3,536	4,050	1.8%	8.0%

Total earning assets	1,746,214	1,723,890	1,682,212	1,647,773	1.3%	6.0%

Allowance for loan losses	(17,221)	(15,500)	(14,060)	(13,649)	11.1%	26.2%
Goodwill	10,946	10,946	10,946	10,946	0.0%	0.0%

Other assets	97,480	90,109	93,981	96,127	8.2%	1.4%

Total assets	$1,837,419	$1,809,445	$1,773,079	$1,741,197	1.5%	5.5%

Non interest-bearing deposits	$189,362	$176,700	$175,239	$168,888	7.2%	12.1%
Interest-bearing deposits	1,362,919	1,369,846	1,309,764	1,311,382	–0.5%	3.9%

Total deposits	1,552,281	1,546,546	1,485,003	1,480,270	0.4%	4.9%

Borrowings	122,976	100,477	97,806	74,336	22.4%	65.4%
Subordinated debt	20,620	20,620	20,620	20,620	0.0%	0.0%
Other liabilities	10,776	10,822	24,286	22,280	–0.4%	–51.6%

Common stock	—	—	—	—	n/a	n/a
Additional paid in capital	44,065	43,950	44,223	44,150	0.3%	–0.2%
Retained earnings	94,718	92,080	88,960	87,128	2.9%	8.7%
Treasury stock	(1,179)	(1,222)	(1,743)	(1,828)	–3.5%	–35.5%
Accumulated other comprehensive income (loss)	(6,838)	(3,828)	13,924	14,241	78.6%	n/a

Total shareholders’ equity	130,766	130,980	145,364	143,691	–0.2%	–9.0%

Total liabilities and shareholders’ equity	$1,837,419	$1,809,445	$1,773,079	$1,741,197	1.5%	5.5%

Ending shares outstanding	12,514,138	12,511,095	12,475,904	12,470,371

Book value per share	$10.45	$10.47	$11.65	$11.52
Tangible book value per share (*)	$9.57	$9.59	$10.77	$10.64

Capital Ratios
Tangible common equity / tangible assets (*)	6.56%	6.67%	7.63%	7.67%
Leverage ratio	8.05%	7.94%	8.06%	8.03%
Tier 1 risk based ratio	13.71%	13.86%	14.03%	14.10%
Total risk based ratio	14.96%	15.11%	15.28%	15.36%

Asset Quality
Non-accrual loans	$14,188	$19,582	$14,445	$18,557
Loans 90+ days past due and accruing	123	212	357	454

Total non-performing loans	14,311	19,794	14,802	19,011
Other real estate owned	176	174	325	491

Total non-performing assets	$14,487	$19,968	$15,127	$19,502

Loans modified in a troubled debt restructuring (TDR):
Performing TDR loans	$7,985	$8,102	$9,961	$8,726
Non-accrual TDR loans **	5,271	2,128	1,660	1,657

Total TDR loans	$13,256	$10,230	$11,621	$10,383

Non-performing assets / Loans + OREO	1.41%	2.03%	1.63%	2.14%
Non-performing assets / Total assets	0.79%	1.10%	0.85%	1.12%
Allowance for loan losses / Loans	1.67%	1.58%	1.52%	1.50%

*	Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

**	Non-accrual TDR loans are also included in the balance of non-accrual loans in the previous table.

	(Dollars in thousands, except share and per share data)
	(unaudited) September 30, 2013	(unaudited) June 30, 2013	December 31, 2012	(unaudited) September 30, 2012

Shareholders’ equity	$130,766	$130,980	$145,364	$143,691
Less goodwill	10,946	10,946	10,946	10,946

Tangible common equity	$119,820	$120,034	$134,418	$132,745

Total assets	$1,837,419	$1,809,445	$1,773,079	$1,741,197
Less goodwill	10,946	10,946	10,946	10,946

Tangible assets	$1,826,473	$1,798,499	$1,762,133	$1,730,251

Ending shares outstanding	12,514,138	12,511,095	12,475,904	12,470,371

Tangible book value per share	$9.57	$9.59	$10.77	$10.64
Tangible common equity/Tangible assets	6.56%	6.67%	7.63%	7.67%